Exhibit 21.1

Name of Entity	Domestic State	Assumed Name
ADI of the Southeast LLC	South Carolina
AnTrev, LLC	North Carolina
Arngar, Inc.	North Carolina	Arnold Palmer Cadillac
Autobahn, Inc.	California	Autobahn Motors Mercedes-Benz of Belmont
Avalon Ford, Inc.	Delaware	Don Kott Chrysler Jeep Don Kott Hino Don Kott Isuzu Truck Car Pros Kia
Capitol Chevrolet and Imports, Inc.	Alabama	Capitol Kia Capitol Chevrolet Capitol Hyundai
Casa Ford of Houston, Inc.	Texas
Cobb Pontiac-Cadillac, Inc.	Alabama	Classic Cadillac
Cornerstone Acceptance Corporation	Florida	Cornerstone Acceptance Corporation
FA Service Corporation	California	First Automotive Service Corp.
FAA Auto Factory, Inc.	California
FAA Beverly Hills, Inc.	California	Beverly Hills BMW
FAA Capitol F, Inc.	California	Capitol Ford Friendly Ford
FAA Capitol N, Inc.	California	Capitol Nissan
FAA Concord H, Inc.	California	Concord Honda
FAA Concord N, Inc.	California
FAA Concord T, Inc.	California	Concord Toyota
FAA Dublin N, Inc.	California	Dublin Nissan
FAA Dublin VWD, Inc.	California	Dublin Volkswagen

Name of Entity	Domestic State	Assumed Name
FAA Holding Corp.	California
FAA Las Vegas H, Inc.	Nevada	Honda West
FAA Marin D, Inc.	California
FAA Marin F, Inc.	California
FAA Marin LR, Inc.	California
FAA Monterey F, Inc.	California
FAA Poway D, Inc.	California
FAA Poway G, Inc.	California	Poway Chevrolet
FAA Poway H, Inc.	California	Poway Honda
FAA Poway T, Inc.	California	Poway Toyota Poway Scion
FAA San Bruno, Inc.	California	Melody Toyota Melody Scion
FAA Santa Monica V, Inc.	California	Volvo of Santa Monica
FAA Serramonte, Inc.	California	Serramonte Auto Plaza Dodge of Serramonte Serramonte Mitsubishi Serramonte Nissan Serramonte Chrysler Jeep Dodge
FAA Serramonte H, Inc.	California	Honda of Serramonte
FAA Serramonte L, Inc.	California	Lexus of Serramonte Lexus of Marin
FAA Stevens Creek, Inc.	California	Stevens Creek Nissan
FAA Torrance CPJ, Inc.	California	South Bay Chrysler Jeep South Bay Chrysler Jeep Dodge
FirstAmerica Automotive, Inc.	Delaware

Name of Entity	Domestic State	Assumed Name
Fort Mill Ford, Inc.	South Carolina
Fort Myers Collision Center, LLC	Florida
Franciscan Motors, Inc.	California	Acura of Serramonte
Frank Parra Autoplex, Inc.	Texas
Freedom Ford, Inc.	Florida
Frontier Oldsmobile-Cadillac, Inc.	North Carolina	Frontier Hyundai Freedom Chevrolet-Oldsmobile-Cadillac Freedom Chevrolet Freedom Chevrolet-Cadillac
HMC Finance Alabama, Inc.	Alabama
Kramer Motors Incorporated	California	Honda of Santa Monica
L Dealership Group, Inc.	Texas
Marcus David Corporation	North Carolina	Town and Country Toyota Town and Country Toyota Certified Used Cars Town and Country Toyota-Scion
Massey Cadillac, Inc.	Tennessee	Massey Cadillac
Massey Cadillac, Inc.	Texas	Massey Cadillac
Mountain States Motors Co., Inc.	Colorado	Mountain States Motors
Ontario L, LLC	California	Crown Lexus
Philpott Motors, Ltd.	Texas	Philpott Ford Philpott Toyota Philpott Motors Hyundai
Riverside Nissan, Inc.	Oklahoma
Royal Motor Company, Inc.	Alabama	City Chrysler Jeep

Name of Entity	Domestic State	Assumed Name
Santa Clara Imported Cars, Inc.	California	Honda of Stevens Creek Stevens Creek Used Cars
Smart Nissan, Inc.	California
Sonic Automotive-Bondesen, Inc.	Florida	DeLand Chevrolet Cadillac
Sonic Automotive-Clearwater, Inc.	Florida	Clearwater Toyota Clearwater Scion
Sonic Automotive Collision Center of Clearwater, Inc.	Florida
Sonic Automotive F&I, LLC	Nevada
Sonic Automotive of Chattanooga, LLC	Tennessee	BMW of Chattanooga
Sonic Automotive of Georgia, Inc.	Georgia
Sonic Automotive of Nashville, LLC	Tennessee	Town and Country of Nashville BMW of Nashville MINI of Nashville Sonic Automotive Body Shop
Sonic Automotive of Nevada, Inc.	Nevada
Sonic Automotive of Tennessee, Inc.	Tennessee
Sonic Automotive of Texas, L.P.	Texas	Lone Star Ford
Sonic Automotive Servicing Company, LLC	Nevada
Sonic Automotive Support, LLC	Nevada
Sonic Automotive West, LLC	Nevada
Sonic Automotive-241 Ridgewood Ave., HH, Inc.	Florida	Sunrise Auto World
Sonic Automotive-1307 N. Dixie Hwy., NSB, Inc.	Florida
Sonic Automotive-1400 Automall Drive, Columbus, Inc.	Ohio	Hatfield Hyundai Hatfield Isuzu Hatfield Subaru

Name of Entity	Domestic State	Assumed Name
Sonic Automotive-1455 Automall Drive, Columbus, Inc.	Ohio	Volkswagen West Hatfield Kia Hatfield Volkswagen
Sonic Automotive-1495 Automall Drive, Columbus, Inc.	Ohio
Sonic Automotive-1500 Automall Drive, Columbus, Inc.	Ohio	Toyota West Hatfield Automall Scion West
Sonic Automotive-1720 Mason Ave., DB, Inc.	Florida
Sonic Automotive-1720 Mason Ave., DB, LLC	Florida	Mercedes-Benz of Daytona Beach
Sonic Automotive-1919 N. Dixie Hwy., NSB, Inc.	Florida
Sonic Automotive 2424 Laurens Rd., Greenville, Inc.	South Carolina
Sonic Automotive-2490 South Lee Highway, LLC	Tennessee
Sonic Automotive 2752 Laurens Rd., Greenville, Inc.	South Carolina	Century BMW Century MINI
Sonic Automotive-3401 N. Main, TX, L.P.	Texas	Ron Craft Chevrolet Cadillac Baytown Auto Collision Center
Sonic Automotive-3700 West Broad Street, Columbus, Inc.	Ohio	Trader Bud’s Westside Chrysler Jeep
Sonic Automotive-4000 West Broad Street, Columbus, Inc.	Ohio	Trader Bud’s Westside Dodge
Sonic Automotive-4701 I-10 East, TX, L.P.	Texas	Baytown Ford
Sonic Automotive-5221 I-10 East, TX, L.P.	Texas	Casa Chrysler-Plymouth-Jeep Baytown Chrysler-Jeep
Sonic Automotive 5260 Peachtree Industrial Blvd., LLC	Georgia	Dyer and Dyer Volvo Volvo at Gwinnett Place
Sonic Automotive-5585 Peachtree Industrial Blvd., LLC	Georgia
Sonic Automotive-6008 N. Dale Mabry, FL, Inc.	Florida	Volvo of Tampa
Sonic Automotive-6025 International Drive, LLC	Tennessee

Name of Entity	Domestic State	Assumed Name
Sonic Automotive-9103 E. Independence, NC, LLC	North Carolina	Infiniti of Charlotte
Sonic Automotive-21699 U.S. Hwy 19 N., Inc.	Florida
Sonic Advantage PA, L.P	Texas	Advantage Porsche Advantage Audi Performance Auto Leasing
Sonic Agency, Inc.	Michigan
Sonic-Ann Arbor Imports, Inc.	Michigan	Mercedes-Benz of Ann Arbor BMW of Ann Arbor Auto-Strasse
Sonic-Bethany H, Inc.	Oklahoma	Steve Bailey Honda Steve Bailey Pre-Owned Super Center
Sonic-Buena Park H, Inc.	California	Buena Park Honda
Sonic-Cadillac D, L.P.	Texas	Massey Cadillac
Sonic-Calabasas A, Inc.	California	Acura 101 West
Sonic-Calabasas V, Inc.	California	Calabasas Volvo
Sonic-Camp Ford, L.P.	Texas
Sonic-Capital Chevrolet, Inc.	Ohio
Sonic-Capitol Cadillac, Inc.	Michigan	Capitol Cadillac Capitol Hummer
Sonic-Capitol Imports, Inc.	South Carolina	Capitol Imports Capitol Hyundai
Sonic-Carrollton V, L.P.	Texas	Volvo of Dallas
Sonic-Carson F, Inc.	California	Don Kott Ford
Sonic-Carson LM, Inc.	California	Don Kott Lincoln Mercury
Sonic-Chattanooga D East, LLC	Tennessee
Sonic-Clear Lake Volkswagen, L.P.	Texas	Clear Lake Volkswagen
Sonic-Clear Lake N, L.P.	Texas	Clear Lake Nissan
Sonic-Coast Cadillac, Inc.	California	Coast Cadillac

Name of Entity	Domestic State	Assumed Name
Sonic-Crest Cadillac, LLC	Tennessee	Crest Cadillac Crest Hummer
Sonic-Crest H, LLC	Tennessee	Crest Honda
Sonic-Denver T, Inc.	Colorado	Mountain States Toyota Mountain States Toyota and Scion
Sonic-Denver Volkswagen, Inc.	Colorado
Sonic Development, LLC	North Carolina	Not New Car Store
Sonic Divisional Operations, LLC	Nevada
Sonic-Downey Cadillac, Inc.	California	Massey Cadillac
Sonic-Dublin M, Inc.	California	Dublin Mitsubishi
Sonic-Englewood M, Inc.	Colorado	Don Massey Used Car Center Arapahoe Mitsubishi
Sonic eStore, Inc.	North Carolina
Sonic FFC 1, Inc.	Delaware
Sonic FFC 2, Inc.	Delaware
Sonic FFC 3, Inc.	Delaware
Sonic-FM Automotive, LLC	Florida	Mercedes-Benz of Fort Myers
Sonic-FM, Inc.	Florida	BMW of Fort Myers
Sonic-FM VW, Inc.	Florida	Volkswagen of Fort Myers
Sonic-Fort Mill Chrysler Jeep, Inc.	South Carolina	Town and Country Hyundai Fort Mill Chrysler Jeep
Sonic-Fort Mill Dodge, Inc.	South Carolina	Fort Mill Dodge
Sonic-Fort Worth T, L.P.	Texas	Toyota of Fort Worth Scion of Fort Worth

Name of Entity	Domestic State	Assumed Name
Sonic-Frank Parra Autoplex, L.P.	Texas	Frank Parra Chevrolet Frank Parra Mitsubishi Frank Parra Chrysler Jeep
Sonic-Freeland, Inc.	Florida	Honda of Fort Myers
Sonic-Global Imports, L.P.	Georgia	Global Imports MINI
Sonic-Glover, Inc.	Oklahoma
Sonic-Harbor City H, Inc.	California	Carson Honda
Sonic Houston LR, L.P	Texas	Land Rover Houston
Sonic-Houston V, L.P	Texas	Volvo of Houston
Sonic-Integrity Dodge LV, LLC	Nevada
Sonic-Jersey Village Volkswagen, L.P.	Texas	Advantage Volkswagen
Sonic-LS, LLC	Delaware
Sonic-LS Chevrolet, L.P.	Texas	Lone Star Chevrolet
Sonic-Lake Norman Chrysler Jeep, LLC	North Carolina
Sonic-Lake Norman Dodge, LLC	North Carolina
Sonic-Las Vegas C East, LLC	Nevada	Cadillac of Las Vegas
Sonic-Las Vegas C West, LLC	Nevada	Cadillac of Las Vegas-West
Sonic-Lloyd Nissan, Inc.	Florida	Lloyd Nissan Lloyd Automotive
Sonic-Lloyd Pontiac-Cadillac, Inc.	Florida	Lloyd Pontiac-Cadillac-GMC
Sonic-Lone Tree Cadillac, Inc.	Colorado	Don Massey Cadillac Don Massey Oldsmobile
Sonic-Lute Riley, L.P.	Texas	Lute Riley Honda
Sonic-Manhattan Fairfax, Inc.	Virginia	BMW of Fairfax
Sonic-Manhattan Waldorf, Inc.	Maryland

Name of Entity	Domestic State	Assumed Name
Sonic-Massey Cadillac, L.P.	Texas
Sonic-Massey Chevrolet, Inc.	California	Massey Chevrolet
Sonic-Massey Pontiac Buick GMC, Inc.	Colorado	Don Massey Pontiac-Buick-GMC
Sonic-Mesquite Hyundai, L.P.	Texas	Philpott Chevrolet Mesquite Hyundai
Sonic Momentum B, L.P.	Texas	Momentum BMW Momentum MINI
Sonic Momentum JVP, L.P.	Texas	Momentum Jaguar of Houston Momentum Volvo Momentum Porsche
Sonic Momentum VWA, L.P.	Texas	Momentum Volkswagen Momentum Audi
Sonic Montgomery B, Inc.	Alabama
Sonic-Montgomery FLM, Inc.	Alabama	Friendly Ford Lincoln Mercury
Sonic Nashville MB, LLC	Tennessee
Sonic-Newsome Chevrolet World, Inc.	South Carolina	Newsome Chevrolet World Capitol Chevrolet
Sonic-Newsome of Florence, Inc.	South Carolina	Newsome Automotive (Mercedes) Imports of Florence (BMW) Newsome Chevrolet
Sonic-North Cadillac, Inc.	Florida	Massey Cadillac Massey Saab of Orlando
Sonic-North Charleston, Inc.	South Carolina	Altman Lincoln-Mercury Altman Hyundai
Sonic-North Charleston Dodge, Inc.	South Carolina	Altman Dodge
Sonic of Texas, Inc.	Texas

Name of Entity	Domestic State	Assumed Name
Sonic Okemos Imports, Inc.	Michigan	Porsche of Lansing Williams Autohaus Williams BMW
Sonic-Oklahoma T, Inc.	Oklahoma	Riverside Toyota Riverside Scion
Sonic Peachtree Industrial Blvd., L.P.	Georgia
Sonic-Plymouth Cadillac, Inc.	Michigan	Don Massey Cadillac
Sonic-Reading, L.P.	Texas	Toyota of Baytown
Sonic Resources, Inc.	Nevada
Sonic-Richardson F, L.P.	Texas	North Central Ford
Sonic-Riverside, Inc.	Oklahoma	Riverside Chevrolet
Sonic-Riverside Auto Factory, Inc.	Oklahoma
Sonic-Rockville Imports, Inc.	Maryland	Audi of Rockville Porsche of Rockville
Sonic-Rockville Motors, Inc.	Maryland	Lexus of Rockville
Sonic-Sam White Nissan, L.P.	Texas
Sonic-Sanford Cadillac, Inc.	Florida	Massey Cadillac-Oldsmobile of Sanford
Sonic-Saturn of Silicon Valley, Inc.	California	Saturn of Stevens Creek Saturn of Capitol Expressway
Sonic-Serramonte I, Inc.	California	Infiniti of Serramonte
Sonic-Shottenkirk, Inc.	Florida	Pensacola Honda
Sonic-South Cadillac, Inc.	Florida
Sonic-Stevens Creek B, Inc.	California	Stevens Creek BMW
Sonic-Stone Mountain Chevrolet, L.P.	Georgia	Stone Mountain Chevrolet
Sonic-Stone Mountain T, L.P.	Georgia	Stone Mountain Toyota Stone Mountain Scion

Name of Entity	Domestic State	Assumed Name
Sonic-University Park A, L.P.	Texas	University Park Audi
Sonic-Volvo LV, LLC	Nevada	Volvo of Las Vegas
Sonic-West Covina T, Inc.	California	West Covina Toyota West Covina Scion
Sonic-West Reno Chevrolet, Inc.	Oklahoma	City Chevrolet
Sonic-Williams Buick, Inc.	Alabama	Montgomery Auto Factory Tom Williams Collision Center
Sonic-Williams Cadillac, Inc.	Alabama	Tom Williams Cadillac
Sonic-Williams Imports, Inc.	Alabama	Tom Williams Imports Audi BMW Porsche Land Rover
Sonic-Williams Motors, LLC	Alabama	Tom Williams Lexus
Sonic-2185 Chapman Rd., Chattanooga, LLC	Tennessee	Economy Honda Cars Sonic Automotive Collision Center Economy Honda Superstore
Speedway Chevrolet, Inc.	Oklahoma
Stevens Creek Cadillac, Inc.	California	St. Claire Cadillac
Town and Country Ford, Incorporated	North Carolina
Town and Country Ford of Cleveland, LLC	Tennessee
Town and Country Jaguar, LLC	Tennessee	Jaguar of Chattanooga
Transcar Leasing, Inc.	California
Village Imported Cars, Inc.	Maryland	Village Volvo
Windward, Inc.	Hawaii	Honda of Hayward
Wrangler Investments, Inc.	Oklahoma	Dub Richardson Toyota

Name of Entity	Domestic State	Assumed Name
Z Management, Inc.	Colorado
SRE Alabama-2, LLC	Alabama
SRE Alabama-3, LLC	Alabama
SRE Alabama-4, LLC	Alabama
SRE Alabama-5, LLC	Alabama
SRealEstate Arizona-1, LLC	Arizona
SRealEstate Arizona-2, LLC	Arizona
SRealEstate Arizona-3, LLC	Arizona
SRealEstate Arizona-4, LLC	Arizona
SRealEstate Arizona-5, LLC	Arizona
SRealEstate Arizona-6, LLC	Arizona
SRealEstate Arizona-7, LLC	Arizona
SRE California-1, LLC	California
SRE California-2, LLC	California
SRE California-3, LLC	California
SRE California-4, LLC	California
SRE California-5, LLC	California
SRE California-6, LLC	California
SRE Colorado-1, LLC	Colorado
SRE Colorado-2, LLC	Colorado
SRE Colorado-3, LLC	Colorado
SRE Florida-1, LLC	Florida
SRE Florida-2, LLC	Florida

Name of Entity	Domestic State	Assumed Name
SRE Florida-3, LLC	Florida
SRE Georgia-1, L.P.	Georgia
SRE Georgia-2, L.P.	Georgia
SRE Georgia-3, L.P.	Georgia
SRE Holding, LLC	North Carolina
SRE Maryland-1, LLC	Maryland
SRE Maryland-2, LLC	Maryland
SRE Michigan-1, LLC	Michigan
SRE Michigan-2, LLC	Michigan
SRE Michigan-3, LLC	Michigan
SRE Nevada-1, LLC	Nevada
SRE Nevada-2, LLC	Nevada
SRE Nevada-3, LLC	Nevada
SRE Nevada-4, LLC	Nevada
SRE Nevada-5, LLC	Nevada
SRE North Carolina-1, LLC	North Carolina
SRE North Carolina-2, LLC	North Carolina
SRE North Carolina-3, LLC	North Carolina
SRE Oklahoma-1, LLC	Oklahoma
SRE Oklahoma-2, LLC	Oklahoma
SRE Oklahoma-3, LLC	Oklahoma
SRE Oklahoma-4, LLC	Oklahoma
SRE Oklahoma-5, LLC	Oklahoma

Name of Entity	Domestic State	Assumed Name
SRE South Carolina-2, LLC	South Carolina
SRE South Carolina-3, LLC	South Carolina
SRE South Carolina-4, LLC	South Carolina
SRE Tennessee-1, LLC	Tennessee
SRE Tennessee-2, LLC	Tennessee
SRE Tennessee-3, LLC	Tennessee
SRE Tennessee-4, LLC	Tennessee
SRE Tennessee-5, LLC	Tennessee
SRE Tennessee-6, LLC	Tennessee
SRE Tennessee-7, LLC	Tennessee
SRE Tennessee-8, LLC	Tennessee
SRE Tennessee-9, LLC	Tennessee
SRE Texas-1, L.P.	Texas
SRE Texas-2, L.P.	Texas
SRE Texas-3, L.P.	Texas
SRE Texas-4, L.P.	Texas
SRE Texas-5, L.P.	Texas
SRE Texas-6, L.P.	Texas
SRE Texas-7, L.P.	Texas
SRE Texas-8, L.P.	Texas
SRE Virginia-1, LLC	Virginia
SRE Virginia-2, LLC	Virginia